UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2019

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 208, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.001 par value	CELH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K (this “Current Report”), unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2019, Celsius entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley FBR, Inc., acting for itself and as representatives of the several underwriters named in Schedule C to the Underwriting Agreement (collectively, the “Underwriters”), to issue and sell 6,944,444 shares of our common stock, $0.001 par value (the “Shares”), at a price of $3.60 per Share in a public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-228888), as amended to date (the “Registration Statement”) and a related prospectus, including the related prospectus supplement (the “Prospectus Supplement”), filed with the Securities and Exchange Commission. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,041,666 Shares at the public offering price of $3.60 per Shares. In connection with the Offering, certain of the Company’s directors and affiliates purchased in the aggregate 1,111,110 Shares in the Offering.

On September 16, 2019, the Offering closed and the Company completed the issuance and sale of an aggregate of 7,986,110 Shares, which includes the exercise in full by the Underwriters of their option to purchase an additional 1,041,666 Shares. The Company received net proceeds from the Offering of approximately $26.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering to fund the cash needed to consummate the acquisition of Func Food Group Oyj and related fees, costs and expenses, and the remaining, for general corporate purposes, including funding marketing initiatives and expanding European distribution of CELH products.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement, speak as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the validity of the Shares issued and sold in the Offering is filed as Exhibit 5.1 to this Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01	Other Events.

On September 12, 2019, the Company issued a press release announcing the pricing of the Offering.

On September 16, 2019, the Company issued a press release announcing the closing of the Offering.

Copies of the Company’s press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
1.1	Underwriting Agreement dated September 11, 2019

5.1	Opinion of Gutiérrez Bergman Boulris, PLLC

23.1	Consent of Gutiérrez Bergman Boulris, PLLC (included in Exhibit 5.1)

99.1	Press Release dated September 12, 2019

99.2	Press Release dated September 16, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: September 16, 2019	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer

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